Exhibit 99.1

Dear Shareholders of Gabriel Technologies Corporation (“Gabriel” or the “Company”):

From Gabriel's directors and management, we want to update you on some significant developments in Gabriel's litigation against Qualcomm Incorporated.

On September 28, 2012, Hon. Anthony J. Battaglia, U.S. District Judge, issued a Court Order granting Summary Judgment in favor of all of the defendants (the "Order") in the matter of Gabriel Technologies Corporation, et.al. vs. Qualcomm Incorporated, et. al., Case No. 08CV1992 AJB (MDD) (the "Litigation"). The Order also denies all other motions before the Court as moot.

The Order effectively terminates all remaining causes of action alleged by plaintiffs against all defendants in the Litigation. A copy of the Order is filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2012.

Gabriel's directors are now conferring with Gabriel's lawyers to determine Gabriel's rights and prospective remedies with the Federal Court of Appeals as to the Order, and as to certain other orders in the Litigation against Gabriel and in favor of Qualcomm.

As soon as Gabriel's directors have conferred with the Company's attorneys, and decisions are made as to how Gabriel will proceed to protect its rights, I will advise Gabriel's shareholders of Gabriel's directors' decision and intended actions in this matter.

The Company's attorneys, directors and management are most disappointed with the Court's decisions against Gabriel in the Litigation. Based on counsel from Gabriel's attorneys, Gabriel's directors will do all they can to protect the interests of Gabriel's shareholders in the Litigation.

Thank you.

Dated: October 4, 2012	/s/ George Tingo
George Tingo
CEO and President,
Gabriel Technologies Corporation

THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS RELATING TO GABRIEL’S ABILITY TO ACHIEVE ONE OR MORE OF THE OBJECTIVES DESCRIBED IN THIS LETTER, RISKS RELATING TO GABRIEL’S ABILITY TO OBTAIN FUNDING TO PROSECUTE THE QUALCOMM LAWSUIT AND OTHER LITIGATION DESCRIBED IN THIS LETTER, AND THE RISKS AND UNCERTAINTIES REGARDING THE TIMING AND EVENTUAL OUTCOME OF THE QUALCOMM LAWSUIT AND OTHER LITIGATION. ALL FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO GABRIEL. GABRIEL UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.